Exhibit 4.5
SECOND AMENDMENT
TO THE
CATERPILLAR 401(k) SAVINGS PLAN
Caterpillar Inc. (the “Company”) sponsors the Caterpillar 401(k) Savings Plan (the “Plan”). The Plan was most recently restated effective January 1, 2017 by a document dated December 14, 2016. The Plan has been subsequently amended on one occasion by a document effective January 6, 2017. Pursuant to Section 10.1 of the Plan, the Company has reserved the right to amend the Plan, in whole or in part, at any time. By this instrument, the Company amends the Plan to merge the Kemper Valve & Fittings Corp. Profit Sharing Plan and the Kemper Valve & Fittings Corp. 401(k) Plan with and into the Plan.
1.This Second Amendment shall be effective as of 11:59:59 P.M. Central Time on March 31, 2017, unless stated otherwise below.
2.Article VI of the Plan is hereby amended to add a new Section 6.11 and a new Section 6.12 to the end thereof:
“6.11    Merger of the Kemper 401(k) Plan. Effective as of 11:59:59 P.M. Central Time on April 2, 2017, all assets and liabilities of the Kemper Valve & Fittings Corp. 401(k) Plan will be merged with and into the Plan as set forth in Supplement N.
6.12    Merger of the Kemper PSP. Effective as of 11:59:59 P.M. Central Time on March 31, 2017, all assets and liabilities of the Kemper Valve & Fittings Corp. Profit Sharing Plan will be merged with and into the Plan as set forth in Supplement O.”
3.Effective as of April 1, 2017, Supplement A of the Plan is hereby amended to add the following new Sections A-5 and A-6 to the end thereof:
“5.    For periods of employment prior to April 1, 2017, Employees who are designated as “management employees” by their Employer who were eligible to participate in the Kemper Valve & Fittings Corp. 401(k) Plan or the Kemper Valve & Fittings Corp. Profit Sharing Plan.

6.    For periods of employment prior to April 3, 2017, all other Employees who were eligible to participate in the Kemper Valve & Fittings Corp. 401(k) Plan or the Kemper Valve & Fittings Corp. Profit Sharing Plan.”
4.A new Supplement N to the Plan is hereby added as follows:
“SUPPLEMENT N
Merger of the Kemper 401(k) Plan
N-1.    Purpose. Kemper Valve & Fittings Corp. (“Kemper”), an Affiliate of the Sponsor, sponsors and maintains the Kemper Valve & Fittings Corp. 401(k) Plan (the “Kemper 401(k) Plan”). Effective 11:59:59 P.M. Central Time on April 2, 2017 (hereinafter such date and time is referred to as the “Merger Date”), the Kemper 401(k) Plan shall be merged with and into the Plan with the Plan being the surviving plan following the merger. Also effective on the Merger Date, all eligible employees covered by the Kemper 401(k) Plan (the “Kemper 401(k) Plan Participants”) and other employees of Kemper shall become eligible to participate hereunder in accordance with the terms of the Plan as modified by this Supplement N. Notwithstanding the foregoing, Kemper 401(k) Plan Participants who are designated as “management employees” by an Employer will become eligible to participate in the Plan on and after April 1, 2017, and for purposes of this Supplement N, the Merger Date for such Employees shall be 11:59:59 P.M. Central Time on March 30, 2017 where the context clearly requires.
N-2.    Eligibility and Participation. Each eligible employee covered by the Kemper 401(k) Plan immediately prior to the Merger Date is eligible to participate in the Plan on and after the Merger Date, subject to all applicable Plan provisions, including the satisfaction of any additional eligibility requirements. For periods prior to the Merger Date, participants in the Kemper 401(k) Plan are not eligible to participate in the Plan.
N-3.    Merger of the Plan. Effective on the Merger Date, the Kemper 401(k) Plan shall be merged with and into the Plan, and the assets of the trust under the Kemper 401(k) Plan shall be transferred to the Trustee of the Trust, which forms a part of this Plan, as soon as is administratively practicable on or after the Merger Date. The merger of the Kemper 401(k) Plan into the Plan and the transfer of assets to the Trust shall be made in accordance with Sections 401(a)(12) and 414(1) of the Code and the regulations promulgated thereunder. With respect to Participants affected by this Supplement N, all actions initiated under the Kemper 401(k) Plan but not completed before the transfer of assets and liabilities shall be completed after the transfer to the Plan.
N-4.    Transfer of Account Balances. All accounts maintained under the Kemper 401(k) Plan shall be transferred to accounts maintained under the Plan for such Kemper 401(k) Plan Participants as set forth in this paragraph 4. Amounts attributable to pre‑tax deferrals under the Kemper Plan 401(k)

Plan shall be transferred to the 401(k) Contributions Account described in Section 6.1(a) of the Plan established for such Kemper Plan Participant, amounts attributable to after-tax Roth deferrals shall be transferred to the Roth 401(k) Contributions Account described in Section 6.1(h) of the Plan established for such Kemper Plan Participant, amounts attributable to pre-tax rollover contributions under the Kemper 401(k) Plan shall be transferred to the Rollover Account described in Section 6.1(f) of the Plan established for such Kemper Plan Participant, amounts attributable to after-tax Roth rollover contributions under the Kemper 401(k) Plan shall be transferred to the Roth Rollover Account described in Section 6.1(i) of the Plan established for such Kemper Plan Participant, amounts attributable to matching contributions under the Kemper 401(k) Plan shall be transferred to the Matching Contributions Account described in Section 6.1(b) established for such Kemper Plan Participant, and amounts attributable to qualified non-elective contributions under the Kemper 401(k) Plan shall be contributed to the QNEC Account described in Section 6.1(j) of the Plan established for such Kemper Plan Participant.
N-5.    Investment of Transferred Amounts. Amounts transferred to the Plan pursuant to this Supplement N shall be invested in the Plan’s default investment for each Kemper 401(k) Plan Participant. Pursuant to Section 6.4(a) of the Plan, a Kemper 401(k) Plan Participant may subsequently direct the investment of the amounts transferred. Until and unless a Kemper 401(k) Plan Participant changes the investment of the amounts transferred following the transfer, he or she shall be deemed to have directed the Administrator to invest the transferred amounts in the Plan’s “default fund” designated by the Benefit Funds Committee.
N-6.    Vesting. All amounts transferred from the Kemper 401(k) Plan pursuant to this Supplement N shall be fully vested at all times. A Kemper 401(k) Plan Participant’s Years of Vesting Service for purposes of Section 2.1(vvv) shall include his years of vesting service under the Kemper 401(k) Plan as of the Merger Date. If the Kemper 401(k) Plan Participant’s years of vesting service under the Kemper PSP and the Kemper 401(k) Plan differ, the higher number of years of vesting service will be included in this Plan. In no event, however, will a Participant receive multiple credit for the same period of service for purposes of determining Years of Vesting Service.
N-7.    Loans. To the extent there are outstanding loans that are being administered under the Kemper 401(k) Plan and that are transferred to the Plan pursuant to this Supplement N, those loans shall be treated as a loan by the Plan after the Merger Date, but shall be subject to all terms and conditions of the Kemper 401(k) Plan Participant’s promissory note (subject to minor adjustments in repayment amounts and dates, if any, resulting from changes in payroll frequency). The amount available for a loan under Section 8.10 of the Plan shall include the amounts transferred from the Kemper Plan. Any such loan shall be subject to such rules and procedures as the Administrator may establish.

N-8.    Election. Each Kemper 401(k) Plan Participant who becomes an Active Participant in the Plan following the merger shall be deemed to have elected to have six percent (6%) of his Compensation contributed to the Plan as pre-tax 401(k) Contributions, unless the Participant had, immediately prior to the Merger date, an election under the Kemper 401(k) Plan that is greater than six percent (6%), in which case the Participant shall be deemed to have elected to have such higher percentage of his Compensation contributed to the Plan as pre-tax 401(k) Contributions. Such deemed election shall be effective as of the first day of the first payroll period following the Merger Date, or as soon as administratively practicable thereafter; provided, however, that such automatic elective deferral contributions shall not apply where the Participant affirmatively elects, in the form and manner as the Plan Administrator may require and within a reasonable time period determined by the Plan Administrator, following the date such Participant is notified of such automatic election, (1) not to contribute any portion of his Compensation to the Plan; or (2) to contribute a different portion of his Compensation to the Plan in accordance with and subject to the requirements of Sections 4.1(a) and 4.1(c). Such deemed elections shall be considered to be an elective deferral contribution (also referred to as a “pre-tax 401(k) Contribution”) and shall be subject to all terms of the Plan applicable to pre-tax 401(k) Contributions, including but not limited to the limitations under Code Section 402(g) as referenced in Section 5.2 of the Plan. To the extent required by applicable law, the Plan Administrator shall notify employees who become Participants in the Plan regarding the applicability of any automatic elective deferral contributions.
N-9.    Years of Benefit Service. A Kemper 401(k) Plan Participant’s Years of Benefit Service for purposes of Section 2.1(ttt) shall not include any service completed prior to the Merger Date.
N-10.    Beneficiary Designation. All beneficiary designations under the Kemper 401(k) Plan terminated effective as of the Merger Date. In the event of a Kemper 401(k) Plan Participant’s death on or after such date, account balances transferred to the Plan pursuant to paragraph 4 shall be payable only to a Beneficiary or Beneficiaries designated pursuant to the procedures set forth in Section 8.3(a).
N-11.    Form of Benefit Payment. Each Kemper 401(k) Plan Participant who becomes a Participant in the Plan following the merger shall have his account balances paid at a time and in a form as provided in Article VIII of the Plan.
N-12. Use of Terms. All of the terms and provisions of the Plan shall apply to this Supplement N, except that where the terms of the Plan and this Supplement N conflict, the terms of this Supplement N shall govern.”

5.A new Supplement O to the Plan is hereby added as follows:
“SUPPLEMENT O
Merger of the Kemper PSP
O-1.    Purpose. Kemper Valve & Fittings Corp. (“Kemper”), an Affiliate of the Sponsor, sponsors and maintains the Kemper Valve & Fittings Corp. Profit Sharing Plan (the “Kemper PSP”). Effective 11:59:59 P.M. Central Time on March 31, 2017 (hereinafter such date and time is referred to as the “Merger Date”), the Kemper PSP shall be merged with and into the Plan with the Plan being the surviving plan following the merger. Also effective on the Merger Date, eligible employees covered by the Kemper PSP (the “Kemper PSP Participants”) and other employees of Kemper shall become eligible to participate hereunder in accordance with the terms of the Plan as modified by this Supplement O.
O-2.    Eligibility and Participation. Each eligible employee covered by the Kemper PSP immediately prior to the Merger Date is eligible to participate in the Plan on and after the Merger Date, subject to all applicable Plan provisions, including the satisfaction of any additional eligibility requirements. For periods prior to the Merger Date, participants in the Kemper PSP are not eligible to participate in the Plan.
O-3.    Merger of the Plan. Effective on the Merger Date, the Kemper PSP shall be merged with and into the Plan, and the assets of the trusts under the Kemper PSP shall be transferred to the Trustee of the Trust, which forms a part of this Plan, as soon as is administratively practicable on or after the Merger Date. The merger of the Kemper PSP into the Plan and the transfer of assets to the Trust shall be made in accordance with Sections 401(a)(12) and 414(1) of the Code and the regulations promulgated thereunder. With respect to Participants affected by this Supplement O, all actions initiated under the Kemper PSP but not completed before the transfer of assets and liabilities shall be completed after the transfer to the Plan.
O-4.    Transfer of Account Balances. All accounts maintained under the Kemper Plan shall be transferred to accounts maintained under the Plan for such Kemper Plan Participants as set forth in this paragraph 4. Amounts attributable to pre-tax rollover contributions under the Kemper PSP shall be transferred to the Rollover Account described in Section 6.1(f) of the Plan established for such Kemper PSP Participant and amounts attributable to profit sharing contributions shall be transferred to the Matching Contributions Account described in Section 6.1(b) established for such Kemper PSP Participant.
O-5.    Investment of Transferred Amounts. Amounts transferred to the Plan pursuant to this Supplement O shall be invested in the Plan’s default investment for each Kemper PSP Participant. Pursuant to Section 6.4(a) of the Plan, a Kemper PSP Participant may subsequently direct the investment of the amounts transferred. Until and unless a Kemper PSP Participant changes the investment of the amounts transferred following the transfer, he or she shall be deemed to have directed the Administrator to invest the transferred amounts in the Plan’s “default fund” designated by the Benefit Funds Committee.
O-6.    Vesting. All amounts transferred from the Kemper PSP pursuant to this Supplement O shall be fully vested at all times. A Kemper Plan Participant’s Years of Vesting Service for purposes of Section 2.1(vvv) shall include his years of vesting service under the Kemper Plan as of the Merger Date. If the Kemper Plan Participant’s years of vesting service under the Kemper PSP and the Kemper 401(k) Plan differ, the higher number of years of vesting service will be included in this Plan. In no event, however, will a Participant receive multiple credit for the same period of service for purposes of determining Years of Vesting Service.
O-8.    Election. Each Kemper PSP Participant who becomes an Active Participant in the Plan following the merger shall be deemed to have elected to have six percent (6%) of his Compensation contributed to the Plan as pre-tax 401(k) Contributions, unless the Participant had, immediately prior to the Merger date, an election under the Kemper 401(k) Plan that is greater than six percent (6%), in which case the Participant shall be deemed to have elected to have such higher percentage of his Compensation contributed to the Plan as pre-tax 401(k) Contributions. Such deemed election shall be effective as of the first day of the first payroll period following the Merger Date, or as soon as administratively practicable thereafter; provided, however, that such automatic elective deferral contributions shall not apply where the Participant affirmatively elects, in the form and manner as the Plan Administrator may require and within a reasonable time period determined by the Plan Administrator, following the date such Participant is notified of such automatic election, (1) not to contribute any portion of his Compensation to the Plan; or (2) to contribute a different portion of his Compensation to the Plan in accordance with and subject to the requirements of Sections 4.1(a) and 4.1(c). Such deemed elections shall be considered to be an elective deferral contribution (also referred to as a “pre-tax 401(k) Contribution”) and shall be subject to all terms of the Plan applicable to pre-tax 401(k) Contributions, including but not limited to the limitations under Code Section 402(g) as referenced in Section 5.2 of the Plan. To the extent required by applicable law, the Plan Administrator shall notify employees who become Participants in the Plan regarding the applicability of any automatic elective deferral contributions.
O-9.    Years of Benefit Service. A Kemper PSP Participant’s Years of Benefit Service for purposes of Section 2.1(ttt) shall not include any service completed prior to the Merger Date.
O-10.    Beneficiary Designation. All beneficiary designations under the Kemper Plan terminated effective as of the Merger Date. In the event of a Kemper Plan Participant’s death on or after such date, account balances transferred to the Plan pursuant to paragraph 4 shall be payable only to a Beneficiary or Beneficiaries designated pursuant to the procedures set forth in Section 8.3(a).

O-11.    Form of Benefit Payment. Each Kemper Plan Participant who becomes a Participant in the Plan following the merger shall have his account balances paid at a time and in a form as provided in Article VIII of the Plan.
O-12. Use of Terms. All of the terms and provisions of the Plan shall apply to this Supplement O, except that where the terms of the Plan and this Supplement O conflict, the terms of this Supplement O shall govern.”
6.This Second Amendment amends only the provisions of the Plan as noted herein, and those provisions not expressly amended shall be considered in full force and effect. Notwithstanding the foregoing, this Second Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions and the intent of this Second Amendment.